UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

ALAUNOS THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33038	84-1475642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 E. Las Olas Blvd., Suite 300

Fort Lauderdale, FL 33301

(Address of principal executive offices) (Zip Code)

(346) 355-4099

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TCRT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 18, 2026, Alaunos Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the accredited investors named on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to sell and issue, in a registered direct offering (the “Offering”), 380,469 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $1.46 per share and 386,654 pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, at a purchase price of $1.459 per Pre-Funded Warrant. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Offering was made pursuant to that certain Registration Statement on Form S-3, as amended (File No. 333-289748), which was filed on November 7, 2025, and became effective on November 27, 2025, including the Prospectus contained therein and a prospectus supplement dated September 18, 2026 filed with the Securities and Exchange Commission on September 21, 2026.

The closing of the Offering occurred on September 21, 2026. The Company received net proceeds of approximately $915,400.50 from the Offering, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the Offering for general corporate purposes, including working capital.

The Company offered Pre-Funded Warrants to those Purchasers whose purchase of Common Stock in the Offering would have resulted in the Purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of Common Stock immediately following the consummation of the Offering in lieu of the Common Stock that would otherwise result in ownership in excess of 4.99% of the outstanding Common Stock of the Company. The Pre-Funded Warrants may be exercised commencing on the issuance date at an exercise price of $0.001 per share and do not expire. The Pre-Funded Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the Common Stock issuable upon exercise of the Pre-Funded Warrants. The exercise of the Pre-Funded Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Pre-Funded Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a Purchaser prior to the issuance of any shares, 9.99%) of the number of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon exercise of the Pre-Funded Warrant held by the applicable holder, provided that the holder may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 60 days advance notice to the Company, which 60 day period cannot be waived.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 8% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

In connection with the Offering, each of the Company’s officers and directors entered into a lock-up agreement (each, a “Lock-Up Agreement”) with the Company and the Placement Agent, pursuant to which such officers and directors have agreed, for a period of fifteen (15) days from the date of the Offering, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or file or cause to be filed any registration statement relating thereto, subject to certain exceptions.

The foregoing summaries of the Pre-Funded Warrants, Purchase Agreement, Placement Agency Agreement and the Lock-Up Agreements do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as Exhibits 4.1, 10.1, 10.2 and 10.3 to this Current Report on Form 8-K, which are incorporated by reference herein.

Item 8.01 Other Events.

On September 18, 2026, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The information in this Item 8.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement by and between Alaunos Therapeutics, Inc. and the Purchasers
10.2	Placement Agency Agreement between the Company and Dawson James Securities, Inc. dated September 18, 2026
10.3	Form of Lock-Up Agreement
23.1	Consent of Sichenzia Ross Ference Carmel LLP (contained in Exhibit 5.1)
99.1	Press Release issued by the Company on September 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2026

ALAUNOS THERAPEUTICS, INC.

By:	/s/ Holger Weis
Holger Weis
Chief Executive Officer